Exhibit 99.1

Operator:

Good morning, ladies and gentlemen, and welcome to the SpectraScience Inc. Business Update Conference Call. [Operator Instructions] As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today's call, Eric Weiner from Stonegate.

Eric Weiner:

Thank you and good morning. Welcome to SpectraScience’s business update conference call. We appreciate you joining us today. With me on the call is Mike Oliver, Chief Executive Officer; and Jim Dorst, Chief Financial Officer. The purpose of today’s call is to review and describe the SpectraScience’s business for the fourth quarter and full year, as well as provide you with some additional color on the company’s strategy going forward. Before we begin, there will be certain forward-looking information discussed during this call. These statements involve material risks and uncertainties associated with SpectraScience’s business that could cause actual results or events to be materially different from those stated or implied by these forward-looking statements. For a list and description of those risks and uncertainties, please see the company’s filings with the Securities and Exchange Commission.

SpectraScience disclaims any intention or obligation to update or revise any financial projections or forward-looking statements whether as a result of new information, future events or otherwise. Furthermore, this conference call contains time-sensitive information and is accurate only as of the date of this live broadcast, April 5, 2013.

With that, I'd like to introduce Mike Oliver, CEO of SpectraScience. Mike?

Mike Oliver:

Good afternoon everyone, and thank you for joining us.

I’d like to start with a quick overview and then I'll turn the floor over to our CFO, Jim Dorst, who will provide you with some financial information. After Jim is finished, I will provide you with some additional detail on our operations and status. In the interest of time, we will not be hosting a live Q&A today; however we invite any listeners who are interested in asking a question to call either of us directly or, if you prefer, to email questions to Jim Dorst at jdorst@spectrascience.com or myself at moliver@spectrascience.com.

2012 was a good year overall as the company booked significant revenue for the first time in its history. Revenue for the year, all of which represents sales to PENTAX Europe, was approximately $460,000. Approximately two-thirds of the revenue was comprised of the sale of mobile consoles and the remainder from disposable Optical Biopsy Forceps. During the early stages of the product introduction the consoles will represent the largest component of SpectraScience revenues. As we place more consoles in customer hands, sales of disposables will begin to drive our growth. By design, once our markets are established, the profitability on disposables is greater than that on our consoles. It is important to keep in mind that, in the marketplace for new medical equipment, manufacturers often need to provide introductory pricing to speed market adoption. We may choose to do this with WavSTAT disposables for tactical reasons, however, over time; we expect to see both gross margins and revenue improve.

At this time I’ll turn the call over to Jim to provide some additional financial details.

Jim Dorst: The topic that I want to talk to you about today is our late Form 10-K filing for the fiscal year ended December 31, 2012.

Because of a concern from financial regulatory authorities, and therefore from our auditors, the accounting treatment of the financial derivatives resulting from our convertible debenture financings required an independent appraisal of the fair values of the various components of these transactions. This resulted in our audit taking longer than usual. Understand that we are working hard to file it as quickly as possible. I would like to mention that we have no disagreements with our auditors over any accounting treatment or disclosure.

Mike Oliver: Thank you, Jim.

Last year our focus was on putting into place the essential foundation we need to grow SpectraScience into the company we all want it to be. As you know, we had a successful product launch with PENTAX at UEGW back in late October. Since then, our main challenge with PENTAX has been navigating the processes of a large organization to accomplish our mutual goals as rapidly as possible. In the past months we ran into several administrative issues; things like regulatory notifications and language translation requirements that were not anticipated. The good news is that we believe these one-time obstacles are behind us.

As we have discussed previously, a precondition to broad sales adoption in the major markets of Europe is the completion of a series of marketing evaluations in each of these major markets conducted by Key Opinion Leaders. These evaluations combine both the aspects of clinical efficacy as well as economic impact and are critical data points.

During 2013 our focus will be on moving these evaluations forward. We will be conducting the multi-national, multi-center studies needed to provide clinical results and validate economic impact. We believe each will take approximately six months from commencement to completion. We are in the process of obtaining approvals from the Ethics Committees of the participating institutions. First data collection should begin by mid-May. It is our goal by the end of June to have all planned locations actively collecting data. Importantly, these evaluations are also expected to result in a number of publications in prestigious medical journals across Europe.

These activities are the essential foundation of our marketing and sales strategy. They will enable us to provide both the financial justification and proof of clinical benefit that will enable a majority of gastroenterologists throughout Europe to use WavSTAT.

Our sales and distribution partner, PENTAX, has made some very positive commitments in support of WavSTAT for their upcoming fiscal year (April 2013 – March 2014). PENTAX has recently hired a new product manager, one of whose primary responsibilities will be to support WavSTAT. Our European Director of Sales, Hughes Wielemans, has already trained her on the use and operation of WavSTAT. She will be a valuable asset in working with the PENTAX sales organization as well as directly with customers to generate demand and accelerate adoption rates.

PENTAX has also committed to sponsoring four live endoscopy workshops featuring the WavSTAT Optical Biopsy System during the first half of 2013. These workshops will be conducted by Pr. Helmut Neumann from the University of Erlangen in Germany. The workshops show the WavSTAT system in use with actual patients during a colorectal cancer screening procedure, followed by the oral presentation of literature supporting WavSTAT’s clinical results and discussion via videoconference to an auditorium audience of gastroenterologists. The first of these workshops, held on March 25th in Prague, successfully demonstrated WavSTAT to more than 120 doctors from Germany, Austria and the Czech Republic. Peer to peer interaction during the live, video-transmitted workshops is a very powerful tool to demonstrate clinical efficacy and to spur interest among a broad base of gastroenterologists. In this setting, doctors are telling other doctors why they use WavSTAT and why they believe it should be adopted as a standard of care.

Earlier this week I was in Germany, meeting with the PENTAX senior management team. We have mutually agreed upon process for validating the FY 2013 annual PENTAX purchase requirement as outlined in our distribution agreement. Our collaborative forecast for their FY 2013 (April 1 – March 31) should generate real revenue growth and significant market traction. While we are not a liberty to share the precise numbers, our projections represent a significant increase in revenue for SpectraScience.

Both PENTAX and SpectraScience are committed to providing both the clinical and economic validation we need for WavSTAT to become the new standard of care. We know what needs to be done; with whom it should be done and how to do it. We are focused on execution.

When we look objectively at our position today and compare it with that of one year ago, we are in a much better place. We have our distribution partner working closely with us to generate sales. We have more patients served by WavSTAT than ever before with more key physician support. We are commencing the important clinical evaluations that will prove both the medical and economic importance of our technology.

In closing, I want to take this opportunity to thank you, our shareholders, for your support of SpectraScience. We appreciate your patience as we work through the growing pains we’ve encountered and are thankful that you share our vision for the Company. We’re looking forward to realizing that vision and growing SpectraScience into the organization we all expect it to become.

Again, we invite your questions via email to Jim or me directly at jdorst@spectrascience.com or moliver@spectrascience.com

Thanks everyone for joining us. Have a good day.

-4-